MAST0311A 30 year 4.9's User ID: mgenis Deals Directory: /home/mgenis/DEALS
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Collateral Description Date: 11/17/2003 21:23:14 UBS Investment Bank
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Settlement Date: 11/28/2003 WHOLE 30 year WAC: 5.44 WAM: 359.00 Pricing Speed: 225 PSA
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Num Name Bond PassThru WAC WAM WALA Date Factor Bal owned Bal used Orig used * In Box

1 WHOLE 1 4.87500 5.12500 359 1 0/ 0 0.00000000 267406.52 267406.52 Inf 0.00
2 WHOLE 2 5.00000 5.25000 359 1 0/ 0 0.00000000 470254.66 470254.66 Inf 0.00
3 WHOLE 3 5.12500 5.37500 359 1 0/ 0 0.00000000 2612921.55 2612921.55 Inf 0.00
4 WHOLE 4 5.25000 5.50000 359 1 0/ 0 0.00000000 9444067.27 9444067.27 Inf 0.00
5 WHOLE 5 5.33840 5.62840 359 1 0/ 0 0.00000000 31434150.00 31434150.00 Inf 0.00
6 WHOLE 6 5.09180 5.38180 359 1 0/ 0 0.00000000 102771200.00 102771200.00 Inf 0.00

5.44 359.00 1.00 147000000.00 147000000.00 Inf 0.00